UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: September 30, 2013

(Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2013, Oragenics, Inc. (the “Company”) entered into a worldwide Exclusive Channel Collaboration Agreement (the “ECC”) with Intrexon Corporation (“Intrexon”) through which the Company intends to develop and commercialize probiotics, specifically the direct administration to humans of genetically modified probiotics for the treatment of diseases of the oral cavity, throat, sinus and esophagus, including, but not limited to, aphthous stomatitis and Behcet’s disease. Contemporaneously with the ECC, the Company and Intrexon also entered into a Stock Purchase and Issuance Agreement and a First Amendment to the Stock Purchase and Issuance Agreement (collectively the “SPIA”) which authorized the issuance of the Technology Access Shares (as defined below) and the future stock issuance of Company’s common stock to Intrexon upon the achievement of designated milestones, as well as provided for the purchase by Intrexon of 1.3 Million shares of the Company’s common stock at a price per share of $3.00 in a private placement.

The Exclusive Channel Collaboration Agreement

The ECC governs the “channel collaboration” arrangement in which the Company will use Intrexon’s proprietary technology relating to the identification, design and production of genetically modified cells, DNA vectors and in vivo control of expression (the “Technology”).

The ECC provides for the establishment of committees comprised of Company and Intrexon representatives that will govern activities in the areas of project establishment, chemistry, manufacturing and controls, clinical and regulatory matters, commercialization efforts and intellectual property.

The ECC grants the Company an exclusive worldwide license to utilize Intrexon’s Technology to develop and commercialize probiotics, specifically the direct administration to humans of genetically modified probiotics for the treatment of diseases of the oral cavity, throat, sinus and esophagus, including, but not limited to, aphthous stomatitis and Behcet’s disease.

Under the ECC, and subject to certain exceptions, the Company is responsible for, among other things, funding the further anticipated development of probiotics toward the goal of commercialization, conducting preclinical and clinical development of candidate probiotics, as well as for other aspects of manufacturing and the commercialization of the product(s). Among other things, Intrexon is responsible for technology discovery efforts, cell-engineering development, and certain aspects of the manufacturing process.

The Company will pay Intrexon 10% of the net sales derived from the sale of products developed from the exclusive channel collaboration.

The Company has also agreed to make certain payments to Intrexon upon the Company’s achievement of designated milestones in the form of shares of Company Common Stock (based upon the fair market value of the shares otherwise required to be issued) or at the Company’s option make a cash payment to Intrexon. The Commercialization Milestone Events and amounts payable are as follows: (i) two (2) million United States dollars ($2,000,000) within thirty (30) days of the first instance of the achievement of the Phase II Milestone Event the first dosing of a patient by or on behalf of Oragenics, or an Affiliate or permitted sublicensee of Oragenics, in a phase II clinical trial, whether such occurs in the United States of America under the jurisdiction of the FDA or elsewhere under the jurisdiction of a foreign regulatory agency, for an Oragenics Product; (ii) five (5) million United States dollars ($5,000,000) within thirty (30) days of the first instance of the achievement of the Phase III Milestone Event the meeting of the primary endpoint by or on behalf of Oragenics, or an Affiliate or permitted sublicensee of Oragenics, in a phase III clinical trial, whether such occurs in the United States of America under the jurisdiction of the FDA or elsewhere under the jurisdiction of a foreign regulatory agency, for an Oragenics Product; (iii) ten (10) million United States dollars ($10,000,000) within thirty (30) days of the first instance of the achievement of the Approval Milestone Event means the first to occur of (a) the First Commercial Sale of an Oragenics Product anywhere in the Territory, or (b) the approval of a New Drug Application for an Oragenics Product by the FDA or equivalent regulatory action in a foreign jurisdiction.

In the event that Oragenics consummates a Company Sale prior to paying to Intrexon any one or more of the respective Commercialization Milestone Payments and the ECC is transferred or assigned to the buyer in connection with such Company Sale, then all subsequent payments for Commercialization Milestone Events shall thereafter each be payable only in cash to Intrexon.

The Company may voluntarily terminate the Channel Agreement upon 90 days written notice to Intrexon. Intrexon may also terminate the ECC if the Company breaches and fails to cure the breach within 60 days or the Company does not pursue development of the Superior Therapy under the probiotics identified by Intrexon that is a “Superior Therapy” as defined in the ECC.

Upon termination of the ECC, the Company may continue to develop and commercialize any Company Product that, at the time of termination that satisfies at least one of the following criteria (i) the particular Company Product is being sold by the Company triggering profit sharing payments under the ECC to Intrexon; (ii) the particular Company Product has received regulatory approval; (iii) the particular Company Product is a subject of an application for regulatory approval in the Field covered by the ECC that is pending before the applicable regulatory authority; and (iv) the particular Company Product is the subject of at least an ongoing Phase 1, Phase 2 or Phase 3 clinical trial in the Field.

The foregoing description of the ECC is qualified in its entirety by reference to such agreement which is filed as Exhibit 10.1 with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The benefits of the representations and warranties set forth in the ECC are intended to be relied upon by the parties to such agreements only and, except as otherwise expressly provided therein, do not constitute continuing representations and warranties to any other party or for any other purpose.

The Stock Purchase and Issuance Agreement, as amended by the First Amendment

Pursuant to the SPIA, the Company issued to Intrexon 1,348,510 shares of the Company common stock (the “Technology Access Shares”), in consideration for the execution and delivery of the ECC and the Company sold to Intrexon 1.3 Million shares of the Company’s Common Stock at a price per share of $3.00 for gross proceeds of $3.9 Million. The Company intends to use the proceeds from the sale of Common Stock towards development of the Company’s key initiatives relating to the probiotic program, and general corporate purposes.

The Company also issued a Convertible Promissory Note to Intrexon in the principal amount of $1,956,000 which is payable, at the Company’s option, in cash or shares of Company Common Stock (the “Convertible Note”). The Convertible Note matures on December 31, 2013 and requires the Company to obtain shareholder approval prior to conversion. The conversion price is equal to the closing price of the Company’s Common Stock on the last trading day immediately prior to the date of conversion. The Technology Access Shares together with the Convertible Note constitute the Technology Access Fee otherwise provided for in the ECC.

The SPIA contains a standstill provision pursuant to which, among other things, Intrexon has agreed that, for a period of three years, subject to certain exceptions and unless invited in writing by the Company to do so, neither Intrexon nor its affiliates will, directly or indirectly: (i) effect or seek, initiate, offer or propose to effect, or cause or participate in any acquisition of securities or assets of the Company; any tender or exchange offer, merger, consolidation or other business combination involving the Company; any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or any “solicitation” of “proxies” or consents to vote any voting securities of the Company, or in any way advise or, assist any other person in doing so; (ii) form, join or in any way participate in a “group” with respect to any securities of the Company; (iii) otherwise act to seek to control or influence the management, Board of Directors or policies of the Company; (iv) take any action reasonably expected to force the Company to make a public announcement regarding any such matters; or (v) enter into any agreements, discussions or arrangements with any third party with respect to any of the foregoing.

The foregoing description of the SPIA and the Convertible Note is qualified in its entirety by reference to such documents which are filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report and incorporated herein by reference. The benefits of the representations and warranties set forth in the SPIA are intended to be relied upon by the parties to such agreements only and, except as otherwise expressly provided therein, do not constitute continuing representations and warranties to any other party or for any other purpose.

The press release dated October 1, 2013 announcing the transactions described above is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure contained in Item 1.01 which disclosure is incorporated herein by reference. The Company is relying on the exemption from federal registration under Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended (the “Securities Act”) and corresponding provisions of state securities laws based on the Company’s belief that, among other things, the issuance of the shares did not involve a public offering, Intrexon is an “accredited investor” as defined under the Securities Act and no general solicitation was involved in the offering.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Exclusive Channel Collaboration Agreement by and between Oragenics, Inc. and Intrexon Corporation dated as of September 30, 2013.**

10.2	Stock Purchase and Issuance Agreement by and between Oragenics, Inc. and Intrexon Corporation dated as of September 30, 2013.

10.3	First Amendment to the Stock Purchase and Issuance Agreement dated September 30, 2013.

10.4	Convertible Promissory Note dated September 30, 2013.

99.1	Press Release dated October 1, 2013

**	Confidential treatment has been requested for the redacted portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 1, 2013	ORAGENICS, INC. (Registrant)

	BY:	/s/ Michael Sullivan
Michael Sullivan
Chief Financial Officer

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